UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 31, 2020

U.S. WELL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38025	81-1847117
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1360 Post Oak Boulevard Suite 1800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(832) 562-3730

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK $0.0001, par value per share	USWS	NASDAQ Capital Market
WARRANTS	USWSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On March 31, 2020, U.S. Well Services, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell in a private placement 21,000 shares of Series B Redeemable Convertible preferred stock, par value $0.0001 per share (the “Series B Preferred Shares”), for an aggregate purchase price of $21 million. On April 1, 2020, the Purchasers purchased the Series B Preferred Shares (the “Closing”). The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchasers. Crestview III USWS, L.P. and Crestview III USWS TE, LLC, two of the Purchasers, are part of an affiliate group which held, prior to the issuance, an aggregate 36.67% ownership interest in the Company and is entitled to designate for nomination by the Company for election two directors to serve on the Company’s Board of Directors.

Certificate of Designations

In connection with the Closing and pursuant to the Purchase Agreement, the Company adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations of the Company (the “Certificate of Designations”) as an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (as amended, the “Charter”) to authorize and establish the rights, preferences and privileges of the Series B Preferred Shares. The Series B Preferred Shares are a new class of equity interests that rank senior to the Class A Common Stock and Class B Common Stock, par value $0.0001 per share, respectively, and in parity with the Series A Redeemable Convertible preferred stock, par value $0.0001 per share, with respect to distributions. The Series B Preferred Shares will have only specified voting rights, including with respect to the issuance or creation of senior securities, amendments to the Charter that negatively impact the rights of the Series B Preferred Shares and the payment of dividends on, or repurchase or redemption of, Class A Common Stock.

Holders of the Series B Preferred Shares will receive distributions of 12.00% per annum on the then-applicable liquidation preference until May 24, 2021 and 16.00% per annum on the liquidation preference thereafter. Distributions are not required to be paid in cash and, if not paid in cash, will automatically accrue and be added to the liquidation preference.

The Company has the option, but no obligation, to redeem the Series B Preferred Shares for cash. If the Company notifies the holders that it has elected to redeem Series B Preferred Shares, a holder may instead elect to convert its shares at the ordinary conversion price, which shall initially be $0.308. The Series B Preferred Shares converted in response to a redemption notice will net settle for a combination of cash and Class A Common Stock.

Each holder of Series B Preferred Shares may convert all or any portion of its Series B Preferred Shares into Class A Common Stock based on the then-applicable liquidation preference, subject to anti-dilution adjustments, at any time, but not more than once per quarter, so long as any conversion is for at least $1 million based on the liquidation preference on the date of the conversion notice.

Following the eighteen-month anniversary of the Closing, the Company may cause the conversion of all or any portion of the Series B Preferred Shares into Class A Common Stock if (i) the closing price of the Class A Common Stock is greater than 130% of the conversion price for 20 days over any 30-day trading period; (ii) the average daily trading volume of the Class A Common Stock exceeded 250,000 for 20 days over any 30-day trading period; and (iii) the Company has an effective registration statement on file with the Securities and Exchange Commission covering resales of the underlying Class A Common Stock to be received upon such conversion.

Registration Rights Agreement

On April 1, 2020, in connection with the Closing and pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers relating to the registration of the Class A Common Stock issuable upon conversion of the Series B Preferred Shares (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Company is required, so long as it remains subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”), to use its commercially reasonable efforts to file a registration statement on or before August 1, 2020 (the “Initial Registration Statement”), and to cause the Initial Registration Statement to become effective no later than four months following the filing of the Initial Registration Statement. In the event that the Company ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act prior to the filing of the Initial Registration Statement, the Registration Rights Agreement requires the Company to use its commercially reasonable efforts to file a registration statement within four months after the day it again becomes subject to Section 13 or 15(d) of the Exchange Act. In certain circumstances, including in the context of a future initial public offering following a period in which the Company has no longer been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and subject to customary qualifications and limitations, the holders of Registrable Securities will have piggyback registration rights on offerings of Class A Common Stock initiated by the Company, and selling Purchasers will have rights to request that the Company initiate up to two Underwritten Offerings (as defined in the Registration Rights Agreement) of Registrable Securities in any 365-day period.

Amendment to Term Loan Agreement

On April 1, 2020, the Company, U.S. Well Services, LLC (the “Borrower”), a subsidiary of the Company, and all of the other subsidiaries of the Company entered into a Second Amendment (the “Term Loan Amendment”) to the Senior Secured Term Loan Credit Agreement (the “Term Loan Facility”) with CLMG Corp., as administrative and collateral agent (the “Term Loan Agent”), and the lenders party thereto.

Pursuant to the Term Loan Amendment, the interest rate on amounts outstanding under the Term Loan Facility was reduced to 0.0% and scheduled principal amortization payments will be suspended for the period beginning April 1, 2020 and ending March 31, 2022. Beginning April 1, 2022, the Term Loan Facility, as amended by the Term Loan Amendment, will resume incurring interest at the applicable LIBOR rate, subject to a 2.0% floor, plus 8.25%, and scheduled principal amortization payments equal to 0.5% of the initial principal balance of the term loans will resume on a quarterly basis commencing June 30, 2022. Additionally, pursuant to the Term Loan Amendment, certain other covenants were amended including, but not limited to, covenants relating to collateral inspections and excess cash flow, and the maturity date for the Term Loan Facility was extended for 18 months to November 27, 2025.

In exchange for entering into the Term Loan Amendment, the lenders under the Term Loan Facility received an extension fee comprised of a $20 million cash payment, 1,050 shares of Series B Preferred Shares and 5,529,622 shares of Class A Common Stock of the Company.

Amendment ABL Credit Agreement

On April 1, 2020, the Company, the Borrower and all of the other subsidiaries of the Company entered into the First Amendment (the “ABL Amendment”) to the ABL Credit Agreement (the “ABL Facility”) with the lenders party thereto and Bank of America, N.A., as the administrative agent, swing line lender and letter of credit issuer.

Pursuant to the ABL Amendment, the aggregate revolving commitment under the ABL Facility was reduced from $75 million to $60 million, the maturity date was extended from May 7, 2024 to April 1, 2025, and the interest rate margin applicable to borrowings under the ABL Facility was increased by 0.50% per annum. In addition, the borrowing base under the ABL Facility was amended to include a FILO Amount (as defined in the ABL Amendment) which increases borrowing base availability by up to the lesser of (i) $4,000,000 and (ii) 5.0% of the value of eligible accounts receivable, subject to scheduled monthly reductions. Loans under the ABL Facility which are advanced in respect of the FILO Amount accrue interest at a rate that is 1.50% higher than the rate applicable to other loans under the ABL Facility, and may be repaid only after all other loans under the ABL Facility have been repaid.

The foregoing descriptions of the Purchase Agreement, Certificate of Designations, Registration Rights Agreement, Term Loan Amendment and ABL Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which are filed herewith as Exhibit 10.1, Exhibit 3.1, Exhibit 4.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Term Loan Amendment and the ABL Amendment set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The information regarding the private placement of Series B Preferred Shares and the issuance of Series B Redeemable Convertible preferred stock and Class A Common Stock to the lenders pursuant to the Term Loan Amendment set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placement of the Series B Preferred Shares pursuant to the Purchase Agreement and of the Series B Preferred Shares and Class A Common Stock pursuant to the Term Loan Amendment were undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A summary of the rights, preferences and privileges of the Series B Preferred Shares and other material terms and conditions of the Certificate of Designations is set forth in Item 1.01 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.03.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designations, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Closing, the Company and USWS Holdings LLC (“Holdings”) entered into Amendment No. 2 (the “Amendment”), dated as of April 1, 2020, to the Amended and Restated Limited Liability Company Agreement of Holdings to provide for, among other things, the designation a new Series B preferred units of Holdings and the issuance of such Series B preferred units convertible into common units of Holdings in amounts which equal the number of Series B Preferred Shares issued by the Company to the Purchasers pursuant to the Purchase Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed herewith as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On April 1, 2020, the Company issued a press release announcing the closing of the private placement of the Series B Preferred Shares and the entry into the Term Loan Amendment. The press release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The Series B Preferred Shares and the securities issued pursuant to the Term Loan Amendment are being offered in a private offering that is exempt from registration under the Securities Act, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act. Neither this Current Report on Form 8-K nor Exhibit 99.1 incorporated herein by reference, constitutes an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations dated March 31, 2020, of U.S. Well Services, Inc.

4.1	Registration Rights Agreement, dated April 1, 2020, by and among U.S. Well Services, Inc. and the Purchasers party thereto.

10.1	Purchase Agreement, dated March 31, 2020, by and among U.S. Well Services, Inc. and the Purchasers party thereto.

10.2	Second Amendment to the Senior Secured Term Loan Credit Agreement, dated April 1, 2020, among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC, USWS Holdings LLC, CLMG Corp., as administrative agent and collateral agent, and the lender party thereto.

10.3	First Amendment to ABL Credit Agreement dated as of April 1, 2020, by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC, USWS Holdings LLC, the lenders party thereto, and Bank of America, N.A., as administrative agent, lender, swing line lender and letter of credit issuer.

10.4	Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated April 1, 2020.

99.1	Press Release, dated as of April 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. WELL SERVICES, INC.
By:	/s/ Kyle O’Neill
Name:	Kyle O’Neill
Title:	Chief Financial Officer

April 2, 2020